Exhibit 99.1

DYADIC REPORTS THIRD QUARTER 2019 RESULTS AND
RECENT DEVELOPMENTS

•New Fully Funded Research Collaboration With Leading Animal Health Company; Fifth Partnership in Animal Sector
•Expansion of Existing Research Collaboration To Express An Additional Protein With Major Animal Health Company
•New Fully Funded Research Collaboration To Express Proteins With Top Tier Pharmaceutical Company
•Continued Progress with Existing Scientific Partners
•Joined Russell Microcap® Index

JUPITER, FL / ACCESSWIRE / November 13, 2019 Dyadic International, Inc. (“Dyadic”) (NASDAQ: DYAI), a global biotechnology company focused on further improving and applying its proprietary C1 gene expression platform to accelerate development, lower production costs and improve the performance of biologic vaccines, drugs, and other biologic products, at flexible commercial scales, today announced its financial results for the quarter ended September 30, 2019, and recent developments.

“We continued to strengthen our growing portfolio of collaborations with industry leading companies further reinforcing the broad-based application potential of our proprietary C1 gene expression technology. On October 28th, we announced our fifth animal sector collaboration. This is a fully funded agreement with a leading animal health company to utilize our proprietary C1 technology to express three different types of proteins for potential use in their research and commercial projects. This partnership also highlights our targeted approach to business development. The animal health sector is a large and growing addressable market characterized by a shorter regulatory pathway, less expensive development costs and faster time to commercialization.” said Mark Emalfarb, Dyadic’s Chief Executive Officer.

“In addition to the success we are seeing in the ZAPI collaboration, earlier this year we successfully expressed a protein associated with another major pharma company in the same sector as the ZAPI collaboration. They extended their collaboration for a second protein and on October 28th, they extended it for a third protein. In August, we signed a fully funded research collaboration with a top tier pharmaceutical company to express three different types and classes of proteins for human healthcare. In just over a year and a half we have entered into over 15 proof of concept collaborations for both human and animal health working with 7 top pharma companies and we initiated two internally funded research projects. We also have additional opportunities through our equity stakes in Novovet, Alphazyme, BDI and VLPbio.” added Mr. Emalfarb.

“Our financial position remains solid with approximately $37.2 million in cash and investment grade securities, including accrued interest. We are debt-free and we are further supported by partner funded on-going R&D collaborations. In sum, we are very well-positioned to execute on our vision of creating more efficient and commercially cost-effective healthcare solutions for society globally,” concluded Mr. Emalfarb.

RECENT DEVELOPMENTS

Exhibit 99.1
•On July 1, 2019, Dyadic was added to the Russell Microcap® Index, which is often used by investors for passive funds and investment products and referenced as benchmarks for active investment strategies.

•On August 12, 2019, Dyadic signed a fully funded research collaboration with a top tier pharmaceutical company to express three different types and classes of proteins for human health.

•On October 28, 2019, Dyadic entered into a fully funded collaboration with one of the leading animal health companies to demonstrate the C1 technology for expression and production of therapeutic proteins for companion and farm animal health diseases. Under the terms of the agreement, Dyadic will apply its proprietary and patented C1 gene expression platform to express three different types of proteins to be evaluated by our collaborator for its potential use in their research and commercial projects.

•On October 28, 2019, Dyadic expanded an existing research collaboration with a major animal health company to express one additional protein.

•Animal studies with the C1 produced ZAPI antigen have been initiated, based on the successful fermentation results of the Schmallenberg virus with a yield of 17 times the initial targeted expression level.

•More than half of the twelve gene sequences from the Serum Institute of India PVT., Ltd have been transferred to Dyadic. The team is actively involved and initial results are promising.

•We reinforced glycoengineering work at VTT through expansion of the research contract and additional resources.

FINANCIAL RESULTS

For The Three Months Ended September 30, 2019

Research and development revenue for the three months ended September 30, 2019 increased to approximately $455,000 compared to $263,000 for the same period a year ago. Cost of research and development revenue for the three months ended September 30, 2019 increased to approximately $385,000 compared to $243,000 for the same period a year ago. The increase in revenue and cost of research and development revenue reflect five on-going research collaborations for the three months ended September 30, 2019 compared to four collaborations in 2018 for the same period.

Research and development expenses for the three months ended September 30, 2019 increased to approximately $841,000 compared to $477,000 for the same period a year ago. This increase reflects the costs of additional internal research activities.

Research and development expenses - related party, for the three months ended September 30, 2019 was approximately $102,000 compared to $288,000 for the same period a year ago. This decrease primarily reflects the cost of the Research Service Agreement with BDI which concluded in June of 2019.

General and administrative expenses for the three months ended September 30, 2019 increased 3.1% to approximately $1,056,000 compared to $1,024,000 for the same period a year ago. The increase

Exhibit 99.1
principally includes increases in noncash share-based compensation expenses of $67,000, accrued annual bonuses and incentives for employees of $86,000, insurance and other costs of $86,000, and business development and investor relations costs of $28,000, offset by reductions in executive compensation costs of $171,000 and SEC registration and NASDAQ uplisting costs of $63,000.

Interest income for the three months ended September 30, 2019 increased about 1.2% to approximately $245,000 compared to $242,000 for the same period a year ago. The increase in interest income reflects higher yield on Dyadic’s investment grade securities, which are classified as held-to-maturity.

Net loss for the three months ended September 30, 2019 was approximately $1.7 million, or $(0.06) per share, compared to a net loss of $1.5 million, or $(0.06) per share, for the same period a year ago.

For The Nine Months Ended September 30, 2019

Research and development revenue for the nine months ended September 30, 2019 increased to approximately $1,248,000 compared to $609,000 for the same period a year ago revenue. Cost of research and development revenue for the nine months ended September 30, 2019 increased to approximately $1,035,000 compared to $519,000 for the same period a year ago. The increase in revenue and cost of research and development revenue for the nine months ended September 30, 2019 reflect eight on-going research collaborations compared to five collaborations for the same period a year ago.

Research and development expenses for the nine months ended September 30, 2019 increased to approximately $2,352,000 compared to 1,655,000 for the same period a year ago. The increase primarily reflects the costs of additional internal research activities.

Research and development expenses - related party for the nine months ended September 30, 2019 was approximately $828,000 compared to $1,022,000 for the same period a year ago. The decrease is primarily related to the Research Service Agreement with BDI which concluded in June 2019.

General and administrative expenses for the nine months ended September 30, 2019 increased 34.5% to approximately $4,355,000 compared to $3,238,000 for the same period a year ago. The increase principally includes increases in noncash share-based compensation expenses of $640,000 related to stock options granted in 2019 and options which vested related to the April 2019 uplisting to NASDAQ, accrued annual bonuses and incentives for employees of $257,000 SEC registration and uplisting expenses of $244,000, business development and investor relations costs of $159,000, and insurance costs and other costs of $89,000, offset principally by reductions in executive compensation costs of $273,000.

Interest income for the nine months ended September 30, 2019 increased 20.1% to approximately $778,000 compared to $648,000 for the same period a year ago. The increase reflects higher yield on Dyadic’s investment grade securities, which are classified as held-to-maturity.

Net loss for the nine months ended September 30, 2019 was approximately $6.6 million, or $(0.24) per share, compared to $5.2 million for the same period a year ago, or $(0.19) per share.

BALANCE SHEET

At September 30, 2019, cash and cash equivalents were approximately $4.7 million compared to $2.4 million at December 31, 2018. The carrying value of investment grade securities, including accrued interest at September 30, 2019 was $32.5 million compared to $39.1 million at December 31, 2018.

Exhibit 99.1
CONFERENCE CALL INFORMATION

Date: Wednesday, November 13, 2019
Time: 5:00 p.m. Eastern Time
Dial-in numbers: 877-407-8033 (U.S. or Canada) or + 201-689-8033 (International)
No pass code is needed
Webcast Link: https://www.investornetwork.com/event/presentation/55677
An archive of the webcast will be available approximately three hours after completion of the live event and will be accessible on the "Investors" section of the Company's website at http://www.dyadic.com for a limited time. To access the replay of the webcast, please use the webcast link above.
A dial-in replay of the call will also be available to those interested until November 20, 2019. To access the teleconference replay, please dial 877-481-4010 or +919-882-2331 (International). Passcode: 55677.

About Dyadic International

Dyadic International, Inc. is a global biotechnology company which is developing what it believes will be a potentially significant biopharmaceutical gene expression platform based on the fungus Myceliophthora thermophila, named C1. The C1 microorganism, which enables the development and large scale manufacture of low-cost proteins, has the potential to be further developed into a safe and efficient expression system that may help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. Dyadic is using the C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of human and animal vaccines and drugs (such as virus like particles (VLPs) and antigens), monoclonal antibodies, Fab antibody fragments, Fc-Fusion proteins, biosimilars and/or biobetters, and other therapeutic proteins. Recently, Dyadic has also begun exploring the use of its C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of Adeno-associated viral vectors (AAV), certain metabolites and other biologic products. Dyadic pursues research and development collaborations, licensing arrangements and other commercial opportunities with its partners and collaborators to create synergy by leveraging Dyadic’s technologies in development and manufacture of biopharmaceuticals. In particular, as the aging population grows in developed and undeveloped countries, Dyadic believes the C1 technology may help bring biologic vaccines, drugs and other biologic products to market faster, in greater volumes, at lower cost, and with new properties to drug developers and manufacturers, and as a result improve access and cost to patients and the healthcare system, and most importantly, save lives.

Please visit Dyadic’s website at www.dyadic.com for additional information, including details regarding Dyadic’s plans for its biopharmaceutical business.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Dyadic’s expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in Dyadic’s most recent filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Dyadic assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise. For a more complete description of the risks that could cause our actual results to differ from

Exhibit 99.1
our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website at www.dyadic.com.

Contact:

Dyadic International, Inc.
Ping W. Rawson
Chief Financial Officer
Phone: (561) 743-8333
Email: prawson@dyadic.com

Exhibit 99.1

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Research and development revenue	$454,507	$262,960	$1,247,908	$608,576

Costs and expenses:
Costs of research and development revenue	384,803	243,406	1,034,934	519,331
Research and development	841,343	476,633	2,351,953	1,654,716
Research and development - related party	101,849	288,175	827,632	1,021,573
General and administrative	1,056,196	1,023,606	4,354,941	3,238,145
Foreign currency exchange loss (gain), net	13,727	12,279	24,693	1,921
Total costs and expenses	2,397,918	2,044,099	8,594,153	6,435,686

Loss from operations	(1,943,411)	(1,781,139)	(7,346,245)	(5,827,110)

Interest income	245,027	241,644	777,711	647,686

Loss before income taxes	(1,698,384)	(1,539,495)	(6,568,534)	(5,179,424)

Provision for income taxes	—	—	900	—

Net loss	$(1,698,384)	$(1,539,495)	$(6,569,434)	$(5,179,424)

Basic and diluted net loss per common share	$(0.06)	$(0.06)	$(0.24)	$(0.19)

Basic and diluted weighted-average common shares outstanding	27,181,003	27,774,436	26,909,205	27,996,754

See Notes to Condensed Consolidated Financial Statements in Part I of Dyadic's Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on November 13, 2019.

Exhibit 99.1

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
Assets	(Unaudited)	(Audited)

Current assets:
Cash and cash equivalents	$4,662,327	$2,386,314
Short-term investment securities	30,793,472	38,816,441
Interest receivable	235,440	294,240
Accounts receivable	418,945	318,744
Income tax receivable	9,406	506,866
Prepaid research and development	—	253,446
Prepaid expenses and other current assets	336,868	172,001
Total current assets	36,456,458	42,748,052

Non-current assets:
Long-term investment securities	1,514,153	—
Long-term income tax receivables	500,616	500,616
Non-current portion of prepaid research and development	—	—
Other assets	50,232	52,139
Total assets	$38,521,459	$43,300,807

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$713,395	$309,060
Accrued expenses	470,117	399,576
Deferred research and development obligations	93,276	141,002
Total current liabilities	1,276,788	849,638

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.0001 par value:	—	—
Authorized shares - 5,000,000; none issued and outstanding	—	—
Common stock, $.001 par value:
Authorized shares - $100,000,000 issued shares - $39,466,659 and $38,966,988 outstanding shares - $27,213,157 and $26,713,486 as of September 30, 2019 and December 31, 2018	39,467	38,967
Additional paid-in capital	95,747,666	94,385,230
Treasury stock, shares held at cost - 12,253,502	(18,929,915)	(18,929,915)
Accumulated deficit	(39,612,547)	(33,043,113)
Total stockholders’ equity	37,244,671	42,451,169
Total liabilities and stockholders’ equity	$38,521,459	$43,300,807

See Notes to Condensed Consolidated Financial Statements in Part I of Dyadic's Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on November 13, 2019.